ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

BANK 2019-BNK18,

Commercial Mortgage Pass-Through Certificates, Series 2019-BNK18 (the “Trust”)

I, Curt Spaugh, a Senior Director on behalf of Situs Holdings, LLC, as the Newport Corporate Center Special Servicer (the “Certifying Servicer”), certify to Banc of America Merrill Lynch Commercial Mortgage Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.      I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during the 2020 calendar year between January 1, 2020 and December 31, 2020 (the “Reporting Period”) and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2.      To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects during the Reporting Period.

Date: March 5, 2021

SITUS HOLDINGS, LLC

By: /s/ Curt Spaugh

Curt Spaugh

Senior Director